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                                                                     Exhibit 5.1

                                  May 24, 2000



iGate Capital Corporation
1004 McKee Road
Oakdale, Pennsylvania  15071

Ladies and Gentlemen:

We have acted as counsel to iGate Capital Corporation, a Pennsylvania corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration for resale by the selling shareholder named in the Registration Statement of an aggregate of up to 150,943 shares of the Company's common stock, par value $.01 per share (the "Shares").

We are familiar with the Registration Statement. As counsel for the Company, we have examined such corporate records, other documents, and questions of law as we have considered necessary or appropriate for the purpose of expressing this opinion. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed, photostatic or other copies.

Upon the basis of such examination, we are of the opinion that the Shares have been duly and validly issued and are fully paid and non-assessable.

It is our understanding that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

We consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to reference to this firm under the caption "Validity of Common Stock." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.


Yours truly,

/s/  MORGAN, LEWIS & BOCKIUS LLP